 United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2020

Isoray, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ISR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On October 16, 2020, Isoray Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into an Amendment to Amended and Restated Manufacturing and Supply Agreement (the “Amendment”) with GT Medical Technologies, Inc., a Delaware corporation (“GT Tech”).

The Amendment amends and restates in its entirety the exclusivity provision of the Amended and Restated Manufacturing and Supply Agreement dated April 26, 2019 (the “Original Agreement”) to provide that Medical will supply Seeds (as defined in the Original Agreement) exclusively to GT Tech for use in the Product (as defined in the Original Agreement) in application of brachytherapy in brain cancer and will not sell Seeds to any other person or entity for brachytherapy in brain tumors, except that Medical may continue to manufacture and supply Seeds, braided strands of Seeds, and other Seed-containing materials or products, other than the Product, for brain cancer treatment directly to end-users. The Amendment also provides that GT Tech will purchase Seeds for application of brachytherapy in brain cancer exclusively from Medical.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description of the Amendment is qualified in its entirety by reference to such exhibit.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

10.1	Amendment to Amended and Restated Manufacturing and Supply Agreement between Isoray Medical, Inc. and GT Medical Technologies, Inc., dated October 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2020

Isoray, Inc., a Delaware corporation

By: /s/ Lori A. Woods

       Lori A. Woods, CEO